Exhibit 99.3

For Immediate Release

Contact:                                                 Joel S. Marcus

Chairman, Chief Executive Officer & Founder

Alexandria Real Estate Equities, Inc.

(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.

ANNOUNCES CLOSING OF PUBLIC OFFERING OF

7,475,000 SHARES OF COMMON STOCK

INCLUDING EXERCISE IN FULL OF UNDERWRITERS’ OPTION TO PURCHASE ADDITIONAL SHARES

PASADENA, CA. – July 12, 2016 - Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced today the closing of its previously announced underwritten public offering of 7,475,000 shares of the Company’s common stock at a public offering price of $101.00 per share, including 975,000 shares sold pursuant to the exercise in full of the underwriters’ option to purchase additional shares of the Company’s common stock.  In connection with the offering, the Company entered into forward sale agreements between the Company and each of Bank of America, N.A., Citibank, N.A. and JPMorgan Chase Bank, N.A (together, the “forward purchasers”).

BofA Merrill Lynch, Citigroup, and J.P. Morgan are the joint book-running managers for the offering. BBVA, TD Securities, Baird, BB&T Capital Markets, BNP PARIBAS, Barclays, Capital One Securities, Evercore ISI, Fifth Third Securities, Goldman, Sachs & Co., JMP Securities, Loop Capital Markets, MUFG, Mizuho Securities, PNC Capital Markets LLC, RBC Capital Markets, Ramirez & Co., Inc., SMBC Nikko, Scotiabank and SunTrust Robinson Humphrey acted as co-managers for the offering.

The Company will not initially receive any proceeds from the sale of shares of its common stock by the forward purchasers (or their affiliates) in the offering. The Company expects to use the net proceeds, if any, it receives upon the future settlement of the forward sale agreements to fund the pending acquisition of One Kendall Square, a 644,771 rentable square feet, seven-building collaborative science and technology campus in the Company’s East Cambridge urban innovation cluster submarket located in Greater Boston (the “One Kendall Square Acquisition”), with any remaining proceeds being used to fund near-term highly leased development projects and being held for general working capital and other corporate purposes, including the reduction of the outstanding balance on the Company’s unsecured senior line of credit, if any. Selling common stock through the forward sale agreements enables the Company to set the price of such shares upon pricing the offering (subject to certain adjustments), while delaying the issuance of the shares and the receipt of the net proceeds by the Company until the expected closing of the pending One Kendall Square Acquisition.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Alexandria Real Estate Equities, Inc.

Alexandria Real Estate Equities, Inc. is an urban office REIT uniquely focused on world-class collaborative science and technology campuses in AAA innovation cluster locations. Alexandria pioneered this niche in 1994 and has since established a dominant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding the Company’s intended use of the proceeds. These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur.  Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission.  All forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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